UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2008 (December 26, 2007)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6564 Smoke Tree Lane, Scottsdale, AZ 85253
(Address of principal executive offices)

(480) 948-6581
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchang Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 26, 2007, EGPI Firecreek, Inc. (“EGPI” or the "Company") issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a debenture in the face amount of $2,100,000 (the “Debenture One”). The Debenture One bears interest at 12% per annum and matures on December 26, 2014 (“Maturity Date”). Pursuant to the Debenture One, the Company shall make mandatory monthly payments of interest (“Interest Payments”) to Dutchess in an amount equal to the interest accrued on the principal balance of the Debenture One from the last Interest Payment until such time as the Interest Payment is due and payable.  The first full interest payment shall commence on January 26, 2008 and shall continue until the Debenture One is paid in full. The Company may repay in full the face amount of the Debenture One without penalty. Further, each month following the Closing, the Company shall pay to Dutchess forty percent (40%) of the Gross Revenue, which is defined as any and all revenues generated from purposes other than oil and gas production revenue activities, if any, which are generated by the Company or its subsidiaries or investments ("Payment Amount"), toward the payment on the Face Amount of the Debenture One (“Payment”), on a monthly basis. After the first three (3) years, the Payment Amount shall be equal to thirty percent (30%) of the general gross cash revenue generated by the Company, or its subsidiaries or investments, until the Face Amount on this Debenture One and all prior debt of the Company owed to Dutchess (“Prior Debt” as more fully defined in Denture One) is paid in full to Dutchess. In addition, each month following a Closing, the Company shall pay to Dutchess forty percent (40%) of the Company’s Production Proceeds. Production Proceeds which is defined as the cash received by the Company and or its subsidiaries oil and gas operations, received by the Company, or its subsidiaries or investments. These Production Proceeds are considered a "Payment Amount" toward the payment on the Face Amount of the Debenture One (a “Payment”), on a monthly basis, received by the Company and its subsidiaries from its oil and gas activities (net of royalties, taxes, and monthly production operations costs) relative to the Tubb property acquisition (“Tubb”) and the Fant ranch property (“Fant”) and the Ten Mile Draw Project (“TMD”). After the first three (3) years, Dutchess shall be entitled to thirty percent (30%) of the Company’s production revenue until the Face Amount on the Debenture One and all Prior Debt is paid in full.  Moreover, the Company shall pay to Dutchess twenty percent (20%) of the earnings before interest, taxes, depreciation and amortization (EBITDA) generated by the Company, or its subsidiaries or investments, in excess of four hundred and fifty thousand dollars ($450,000) per calendar quarter ("EBITDA Payment Amount"), toward the payment on the Face Amount of the Debenture One (“EBITDA Payment”), on a quarterly basis until such time as the Debenture One and all Prior Debt are paid in full.  The EBITDA Payment shall be due within forty five (45) days of each calendar quarter, or on or before filing of each quarterly report by the Company, whichever is sooner.

Dutchess has the right to convert any and all amounts owing under the Debenture One into shares of the Company’s Common Stock at any time following the closing date. The conversion price of the Debenture One shall be equal to the lesser of the following prices: (i) seventy-five percent (75%) of the lowest closing bid price of the Common Stock during the twenty (20) trading days immediately prior to any conversion notice; or (ii) 5/1000 U.S. Dollars ($0.005). Moreover, the net proceeds from the sale of the Debenture One are to be held in an escrow account and shall be distributed pursuant to instruction from the Company and Dutchess.

Pursuant to the Debenture One, the Company shall use commercially reasonable efforts to cause its shareholders to vote for a reverse stock split of up to one thousand for one (1,000:1). Dutchess shall have the right to appoint up to five (5) directors of the Company’s board of directors. Mr. Dennis Alexander, the Company’s Chairman and Chief Financial Officer, agreed to pledge all shares beneficially owned by him as collateral for all amounts owing by the Company.

In addition to the issuance of Debenture One, the Company issued to Dutchess Advisors LLC a debenture in the face amount of $500,000 (the “Debenture Two”, together with Debenture One, the “Debentures”). The Debenture Two bears interest at 12% per annum and matures on December 26, 2014. The principal and accrued but unpaid interest on Debenture Two shall be paid on or before the Maturity Date as provided in Debenture Two.

In connection with the issuance of the Debentures, the Company executed and delivered to Dutchess Subscription Agreements. Moreover, the Company agreed that all obligations pursuant to the Debenture are to be secured pursuant to that certain Security Agreement between the Company and Dutchess on March 27, 2007. Further, the Company issued to Dutchess 700 million shares of its common stock as additional consideration for the financing described in this Current Report and 20 million shares of its Series C Preferred Stock. As a result of these issuances, Dutchess shall own approximately eighty-five percent (85%) of the issued and outstanding shares of the Company’s common stock as of the date hereof; such percentage ownership shall not change upon completion of the reverse stock split described above.

On January 7, 2008 the Company issued a press release announcing the transactions described in this Current Report. A copy of the press release is filed herewith as Exhibit 99.1.

A copy of the Debenture One, Debenture Two, Subscription Agreements and Escrow Agreement are filed herewith as exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

In connection with the Agreement, the Company paid to Dutchess $75,000 toward interest on Prior Debt and closing costs of $25,000.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registration

See Item 1.01 above.

Item 3.02

Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 5.01.

Changes in Control of Registrant

See Item 1.01 above.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2008, the Company appointed Messrs. Michael Novielli, Douglas Leighton, Theodore Smith and Douglas D’Agata to the Company’s Board of Directors.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
10.1	$2,100,000 Debenture between the Company and Dutchess, dated December 26, 2007
10.2	$500,000 Debenture between the Company and Dutchess, dated December 26, 2007
10.3	Subscription Agreement between the Company and Dutchess dated December 26, 2007
99.1	Press Release entitled “EGPI/Firecreek, Inc. Closes on $2.1 Million Dollar Financing For Q1 08 Oil & Gas Development Plans,” dated January 7, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC.
(formerly Energy Producers, Inc.)

January 7, 2008	By:	/s/ Dennis R. Alexander
Dennis R. Alexander
Chairman and Chief Financial Officer